SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Hispanica International Delights of America, Inc.

(Exact name of the fund as specified in its Trust Instrument)

Delaware	46-2552550
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

3536 Baldwin Crescent, Baldwin, NY 11510

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates: 333-190788

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock Par Value $0.001

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1:	Description of Registrant’s Securities to be Registered.

The description under the heading “Description of Securities” relating to the Registrant’s Common Stock, par value $0.0001 per share in the Prospectus included in the Registrant’s Registration Statement on Form S-1 (File No. 333-190788, initially filed 8/23/2013 with an effective notice filed 4/14/2014) as amended, filed under the Securities Act of 1933, as amended (“Securities Act”) , with the Securities and Exchange Commission (“Commission”) is incorporated herein by reference. Any form of prospectus subsequently filed by the Registrant with the Commission pursuant to Rule 428(b) under the Securities Act that constitutes part of the Registration Statement shall be deemed to be incorporate by reference.

Item 2:	Exhibits.

1.	Certificate of Incorporation of Registrant, as amended, filed as Exhibit 3.1 to the Registration Statement on Form S-1 under the Securities Act, File No. 333-190788, declared effective on April 14, 2014 and incorporated by reference.

2.	Bylaws of Registrant, filed as Exhibit 3.3 to the Registration Statement on Form S-1 under the Securities Act, File No. 333-178825, declared effective on April 14, 2014 and incorporated by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, on July 7, 2015.

HISPANICA INTERNATIONAL DELIGHTS OF AMERICA, INC.

By: /s/ Fernando Oswaldo Leonzo

Title: Chief Executive Officer